Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER SECTION 302 OF THE SARBANES-OXLEY ACT

I, Martin Wade, III, certify that:

1.    I have reviewed this quarterly report on Form 10-QSB of International Microcomputer Software, Inc;

2.     Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.     Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this quarterly report;

4.    The registrant's other certifying officer and I are responsible for establishing and maintaining internal controls for the registrant and we have:

a.     Designed such internal controls to ensure that material information relating to the registrant and its consolidated subsidiaries, is made known to us by others within those entities, particularly during the periods in which this quarterly report is being prepared;

b.    Evaluated the effectiveness of the registrant's internal controls of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c.    Presented in this quarterly report our conclusions about the effectiveness of the internal controls based on our evaluation as of the Evaluation Date.

5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a.    All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b.    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

6.    The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 10, 2004

By: /s/ Martin Wade, III
Martin Wade, III
Director & Chief Executive Officer

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